UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2019

Beyond Commerce, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52490	98-0512515
(Commission File Number)	(IRS Employer Identification No.)

3773 Howard Hughes Pkwy, Suite 500, Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

(702) 675-8022

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03 Material Modification to Rights of Security Holders.

Effective September 27, 2019, Beyond Commerce, Inc. (the “Company”) amended its Articles of Incorporation, as amended (the “Articles”), by filing a certificate of amendment with the Secretary of State of Nevada, to effect a reduction in the number of shares authorized and designated as Series A Convertible Preferred Stock (the “Series A Preferred”), following the cancellation by a stockholder of 100 shares of Series A Preferred, such that the Company’s 250,000,000 authorized shares of preferred stock include 249,999,900 shares of Series A Preferred and include 100 shares of undesignated preferred stock for which the Board of Directors of the Company (the “Board”) is authorized to determine the number of series into which such undesignated shares may be divided, the number of shares within each series, and the designations, rights and preferences associated with such shares.

Effective October 1, 2019, the Company further amended the Articles by filing a certificate of amendment with the Secretary of State of Nevada, to effect the authorization and designation of 51 shares of Series B Preferred Stock (the “Series B Preferred”), a new class of stock, having the designations, rights and preference set forth such amendment, all as approved and authorized by the Board,. As reflected in such amendment, the Company’s 250,000,000 authorized shares of preferred stock are comprised of 249,999,900 shares of Series A Convertible Preferred Stock, 51 shares of Series B Convertible Preferred Stock and to include 49 shares of undesignated preferred stock for which the Board is authorized to determine the number of series into which such undesignated shares may be divided, the number of shares within each series, and the designations, rights and preferences associated with such shares.

Among other provisions, each one (1) share of the Series B Preferred shall have voting rights equal to (x) 0.019607 multiplied by the total number of votes of issued and outstanding shares of stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total number of votes of issued and outstanding shares of stock of the Company eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series B Preferred shall be equal to 102,036 (((0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).

The Series B Preferred has no dividend rights and no redemption rights and was created primarily to be able to obtain a quorum and conduct business at shareholder meetings. All shares of the Series B Preferred shall rank (i) senior to the Company’s common stock and any other class or series of capital stock of the Company hereafter created, (ii) pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Series B Preferred and (iii) junior to any class or series of preferred stock of the Company hereafter created specifically ranking, by its terms, senior to the Series B Preferred, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

On October 2, 2019, the Board issued 20 shares of Series B Preferred to Geordan G. Pursglove, the Company’s Chief Executive Officer, President and Director.

The foregoing descriptions of the Certificate of Amendment to the Articles effective September 27, 2019, the Certificate of Amendment to the Articles effective October 1, 2019, and the Certificate of Designations, Rights and Preferences for the Series B Preferred, do not purport to be complete and are subject to, and are qualified in their entirety by the full text of such documents, copies of which are attached hereto as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 3.03 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended Articles of Incorporation of Beyond Commerce, Inc., filed September 27, 2019.*
3.2	Certificate of Amendment of the Amended Articles of Incorporation of Beyond Commerce, Inc., filed October 1, 2019.*
3.3	Certificate of Designations, Rights and Preferences of Series B Preferred Stock of Beyond Commerce, Inc.*

               * filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 3, 2019	Beyond Commerce, Inc.

	By:	/s/ Geordan G. Pursglove.
Geordan G. Pursglove,
Chief Executive Officer, President and Director